Exhibit 99(14)(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus constituting parts of this registration statement on Form N-14 (the “N-14 Registration Statement”) of our report dated February 13, 2004 relating to the December 31, 2003 financial statements and financial highlights of The Prudential Series Fund, Inc. – SP MFS Capital Opportunities Portfolio and Equity Portfolio appearing in the December 31, 2003 Annual Report to Shareholders of The Prudential Series Fund, Inc. (the “Fund”), which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such N-14 Registration Statement.  We also consent to the references to us under the headings “Experts” and “Financial Statements” in that Fund’s Statement of Additional Information dated April 28, 2004, which is incorporated by reference in the N-14 Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

February 18, 2005